UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 28, 2006

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

ACE Limited filed its Annual Report on Form 10-K on March 16, 2006. Within the section entitled “Item 7 —Management’s Discussion and Analysis of Financial Condition and Results of Operations—Unpaid Losses and Loss Expenses” (appearing on page 68 of the Form 10-K as filed), the table segregating loss reserves by components incorrectly classified the first subtotal as “Casualty” when it should have been classified as “Property and other” and the second subtotal as “Property” when it should have been classified as “Casualty”. The complete table, as corrected, appears below.

The following table segregates the reserves by components including property and other, casualty and personal accident at December 31, 2005.

	Gross	Ceded	Net
	(in millions of U.S. dollars)
Property and other

Case reserves	$2,961	$952	$2,009
Expenses	157	23	134
IBNR	3,120	1,701	1,419

Subtotal	6,238	2,676	3,562

Casualty

Case reserves	9,581	3,697	5,884
Expenses	2,368	1,152	1,216
IBNR	16,054	6,814	9,240

Subtotal	28,003	11,663	16,340

Personal accident

Case reserves	335	65	270
Expenses	20	—	20
IBNR	459	193	266

Subtotal	814	258	556

Total

Case reserves	12,877	4,714	8,163
Expenses	2,545	1,175	1,370
IBNR	19,633	8,708	10,925

Total	$35,055	$14,597	$20,458

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

By:	/s/ Philip V. Bancroft
Philip V. Bancroft
Chief Financial Officer

DATE: March 28, 2006